Exhibit 99.7

MITTAL STEEL COMPANY N.V.’S U.S. OFFER FOR ARCELOR SECURITIES

FORM OF ACCEPTANCE

TO TENDER SHARES OF ARCELOR S.A. WHERE THE HOLDER IS DIRECTLY REGISTERED IN THE

SHAREHOLDERS’ REGISTER OF ARCELOR IN THE U.S. OFFER MADE BY MITTAL STEEL COMPANY N.V.

Mittal Steel Company N.V. (“Mittal Steel”) is offering (the “Offer”) to acquire all shares of common stock of Arcelor S.A. (“Arcelor”) issued as of February 6, 2006, or issued prior to expiration of the initial acceptance period (or any subsequent offering period, as described in the U.S. Prospectus, as defined herein), upon conversion of Arcelor Convertible Bonds, as defined herein, or upon exercise of Arcelor stock options granted prior to February 6, 2006, or in exchange for Usinor shares issued upon the exercise of Usinor stock options granted prior to February 6, 2006, and such other shares to which Mittal Steel may extend the Offer as described in its U.S. prospectus, dated [•], 2006 (the “U.S. Prospectus”) (all such shares, the “Arcelor Shares”); all Arcelor American Depositary Shares (“Arcelor ADSs”) (each Arcelor ADS representing one share of common stock of Arcelor) that represent Arcelor Shares; and all convertible bonds, known as OCEANEs, of Arcelor issued in June 2002 and maturing on June 27, 2017 outstanding on February 6, 2006 (the “Convertible Bonds”).

Mittal Steel is conducting the Offer through two separate offers: an offer open to all holders of Arcelor Shares and Convertible Bonds who are U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended) and to all holders of Arcelor ADSs, wherever located (the “U.S. Offer”); and an offer open to (i) holders of Arcelor Shares and Convertible Bonds who are located in Belgium, France, Luxembourg and Spain and (ii) holders of Arcelor Shares and Convertible Bonds who are located outside of Belguim, France, Luxembourg, Spain, Japan, The Netherlands and the United States to the extent that such holders may participate in such offer pursuant to applicable local laws and regulations (the “European Offer”). The U.S. Offer and the European Offer have identical terms and conditions other than the date of commencement and the duration of the initial acceptance period. The U.S. Offer is being made by means of the U.S. Prospectus. All capitalized terms not otherwise defined herein have the definitions assigned to them in the U.S. Prospectus.

The undersigned hereby acknowledges that the offer made by Mittal Steel for Arcelor Shares held by U.S holders is as follows:

1.	Under the primary mixed cash and exchange offer (the “Primary Offer”) relating to Arcelor Shares, the undersigned shall receive: for each Arcelor Share tendered, €11.10 in cash and 1 new Mittal Steel class A common share (subject to possible adjustments concerning the amount of cash and the number of class A common shares offered as described below).

2.	Under the secondary cash offer relating to Arcelor Shares, the undersigned shall receive: €37.74 in cash for each Arcelor Share tendered (subject to possible adjustments as described below).

3.	Under the secondary exchange offer (together with paragraph 2 above, the “Secondary Offers”) relating to Arcelor Shares, the undersigned shall receive: 17 new Mittal Steel class A common shares for every 12 Arcelor Shares tendered (subject to possible adjustments as described below).

The undersigned acknowledges that the consideration set out above for the Primary Offer and Secondary Offers may be subject to adjustment if Arcelor makes specified distributions in respect of its share capital, acquires its shares or issues new voting securities or securities conferring the right to subscribe for, acquire or convert into voting securities, as set out in detail in the U.S. Prospectus.

The undersigned is not required to make the same election for all of the Arcelor Shares tendered, and the undersigned may make any of these elections for all or some of the Arcelor Shares tendered. Tenders in the Secondary Offers, however, are subject to a pro-ration and allocation procedure that will ensure that in the aggregate the portion of the tendered Arcelor Shares that are exchanged for Mittal Steel class A common shares and the portion of the tendered Arcelor Shares that are exchanged for cash will be 70.6% and 29.4%, respectively, subject to adjustment if the consideration is adjusted as described above. To the extent that the elections made by tendering holders of Arcelor Shares result in a different ratio than that mentioned above, Arcelor Shares tendered in the Secondary Offers will be deemed to have been tendered in the Primary Offer, on a pro rata basis and to the extent required to achieve such ratio.

Fractional Shares. In tendering Arcelor Shares, the undersigned acknowledges that if the number of Arcelor Shares tendered does not entitle the undersigned to receive a round number of Mittal Steel class A common shares, the undersigned will receive cash in an amount equal to the product of the fraction of the Mittal Steel class A common share to which the undersigned would be entitled and the average sale price per Mittal Steel class A common share realized on the market as described in the U.S. Prospectus.

Validity of Transfers. In tendering Arcelor Shares in the U.S. Offer, the undersigned represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer its Arcelor Shares (and any distributions) and that the undersigned tenders good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim.

Transaction Costs. The undersigned understands that, in the event that the Offer is withdrawn, Mittal Steel will reimburse all reasonable expenses incurred by Arcelor shareholders for the purpose of tendering Arcelor shares in the U.S. Offer.

Restrictions. The undersigned acknowledges that the U.S. Offer is only being made to U.S. holders of Arcelor Shares and Convertible Bonds and to holders of Arcelor ADSs wherever they reside, and that this U.S. Offer Form of Acceptance may only be used by U.S. holders of Arcelor Shares to tender those Arcelor Shares in the U.S. Offer. Tenders of Arcelor Shares may not be made by U.S. holders of Arcelor Shares until the U.S. Offer has commenced. Tenders of Arcelor ADSs may be made pursuant to the procedures set out in the U.S. Prospectus and the ADS Letter of Transmittal relating to the U.S. Offer and only by means of the ADS Letter of Transmittal. U.S. Holders of Convertible Bonds may tender their Arcelor Convertible Bonds only by means of the U.S. Offer Form of Acceptance for Convertible Bonds. The undersigned hereby represents and warrants that the undersigned is a U.S. holder (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended) and is able to tender its Arcelor Shares in the U.S. Offer under the applicable laws and regulations of the jurisdiction in which the undersigned is located. European holders of Arcelor Shares may not tender their Arcelor Shares by means of this acceptance form in the U.S. Offer. Instead, such holders must tender their Arcelor Shares in the European Offer being made by Mittal Steel concurrently with the U.S. Offer.

Offer Document. The undersigned also represents that the undersigned is aware of the terms and conditions of the U.S. Offer as described in the U.S. Prospectus.

ACCEPTANCE FORM FOR THE TENDER OF SHARES WHERE THE HOLDER IS DIRECTLY

REGISTERED IN THE SHAREHOLDERS’ REGISTER OF ARCELOR S.A. IN THE U.S. OFFER

THIS ACCEPTANCE FORM MUST BE COMPLETED IN DUPLICATE AND ONE COPY FILED WITH

ARCELOR S.A. AND THE OTHER FILED WITH THE GLOBAL CENTRALIZING AGENT

ON OR BEFORE [•], 2006

ARCELOR ARCELOR S.A. SERVICE TITRES 19, AVENUE DE LA LIBERTÉ L-2930 LUXEMBOURG ; FAX: + 352 4792 2548	GLOBAL CENTRALIZING AGENT EMAIL: TENDER.CENT@SOCGEN.COM FAX: + 33.2.51.85.56.14

Name of Holder of Arcelor Shares:

_____________________________________________________________________________________________________

Address (include ZIP code):

______________________________________________________________________________________________________

Hereby

I. tenders, sells, assigns and transfers the following Arcelor Shares in the U.S. Offer in the manner described below:

1.	Number of Arcelor Shares tendered in the primary mixed cash and exchange offer	_________ ☐

2.	Number of Arcelor Shares tendered to the secondary cash offer	_________ ☐

3.	Number of Arcelor Shares tendered to the secondary exchange offer	_________ ☐

(When making your election among the three options above, please tick the box corresponding to the option(s) chosen. Holders of Arcelor Shares who fail to elect one of these options on this form of acceptance shall be deemed to have opted for the primary mixed cash and exchange offer.)

II. authorizes the cash consideration to be credited to the following account:

III. acknowledges that he/she will be registered as owner of any new Mittal Steel class A common shares allotted as consideration to the undersigned on the share register of Mittal Steel

IV. instructs and gives full power of attorney to:

(i)	Mittal Steel and/or its agents to record, on or following the settlement date for the U.S. Offer, the transfer of the Arcelor Shares tendered hereby, in the share register of Arcelor;

(ii)	Mittal Steel and/or its agents to vote the shares tendered hereby in any ordinary or extraordinary general meeting of shareholders held after the settlement date for the U.S. Offer, in the event that the transfer of the shares tendered hereby is not yet recorded in the share register as of the date of such meeting.

Date:

Signature of Holder:

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